EXHIBIT 4.10

                              FORM OF CERTIFICATE

                    GRACECHURCH RECEIVABLES TRUSTEE LIMITED
             (INCORPORATED IN JERSEY WITH REGISTERED NUMBER 75210)

             [THIS CERTIFICATE SHALL BE AUTHENTICATED AND RETAINED
                          OUTSIDE THE UNITED KINGDOM]

                               RECEIVABLES TRUST
                                  CERTIFICATE
                                  SERIES 03-1


Evidencing an undivided interest and other interests in the trust constituted by the Declaration of Trust and Trust Cash Management Agreement dated 23 November 1999 between Gracechurch Receivables Trustee Limited and Barclays Bank PLC (the "TRUST AND CASH MANAGEMENT AGREEMENT") and supplemented by the Series 03-1 Supplement dated [*] 2003 to the Trust and Cash Management Agreement (the "SUPPLEMENT")

           NOT AN INTEREST IN OR OBLIGATION OF BARCLAYS BANK PLC OR

                            ANY AFFILIATE THEREOF.

This Certificate certifies that upon execution and authentication of this Certificate in accordance with Clause 4 of the Trust and Cash Management Agreement, Barclaycard Funding PLC, as holder of the Certificate became a Beneficiary of the Receivables Trust and as such is beneficially entitled to Trust Property in the amount and in the manner set out in the Trust and Cash Management Agreement as supplemented by the Supplement.

Terms defined in the Master Definitions Schedule dated 23 November 1999 as amended and restated on 24 October 2002 and in the Supplement shall have the same meaning in this Certificate.

PLEASE NOTE THE FOLLOWING:

1. The Certificate is in registered form and evidences the beneficial entitlement of Barclaycard Funding PLC in the Receivables Trust.

2. No transfer of this Certificate or Disposal of the beneficial entitlement of Barclaycard Funding PLC in the Receivables Trust shall be permitted except in accordance with Clauses 3.7(a)(iii) and 4.2(a)(ii) of the Trust and Cash Management Agreement.

3. The entries in the Trust Certificate Register shall be conclusive in the absence of manifest error and the Trust Cash Manager and the Receivables Trustee shall be entitled to treat Barclaycard Funding PLC (as the Person in whose name this Certificate is registered) as the owner hereof and the Person beneficially entitled to Trust Property as a consequence thereof.


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4.    Unless the Certificate of Authentication hereon  has  been executed by or on behalf of the Receivables Trustee by manual signature, Barclaycard Funding PLC shall not become beneficially entitled to Trust Property pursuant to an Acquisition as the holder of this Certificate and shall not be registered in the Trust Certificate Register as holder of this Certificate.

IN WITNESS WHEREOF, Barclays Bank PLC has executed this Certificate as a deed.

BARCLAYS BANK PLC

By:

       Name:

       Title:

Date:  [*]

CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the above mentioned Trust and Cash Management Agreement and Supplement.

GRACECHURCH RECEIVABLES TRUSTEE LIMITED

By:

       Name:

       Title:

Date:  [*]

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